UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 1, 2026
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01     Completion of Acquisition or Disposition of Assets.

On March 1, 2026 (the “Closing”), Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), through its wholly owned subsidiary Virtus Private Markets Holdings, LLC, a Delaware limited liability company, completed its previously announced acquisition of 56% of the equity of Keystone National Group, LLC (“Keystone”), a Delaware limited liability company, pursuant to an Equity Purchase Agreement (the “Purchase Agreement”), dated as of December 5, 2025, by and among the Company, Virtus Private Markets Holdings, LLC, Keystone, and Keystone’s owners and beneficial owners (the “Transaction”). The Company may acquire up to up to an additional 19% of the equity through the exercise of put/call options in accordance with the terms and subject to the conditions of the Transaction documents.

The purchase price payable by the Company for the equity of Keystone acquired at Closing was (a) $200 million in cash at Closing, subject to customary adjustments as set forth in the Purchase Agreement, (b) an additional $65 million payable in cash on the first anniversary of the Closing, (c) an additional $30 million payable in cash on the second anniversary of the Closing, and (d) up to an additional $75 million of contingent consideration payable in cash over two to three years following the Closing subject to the achievement of specified Keystone revenue targets.

The Company financed the acquisition using existing balance sheet resources.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.

Item 7.01     Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated March 2, 2026 issued by the Company announcing the Closing of the Transaction.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01        Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

The financial statements of Keystone required by Item 9.01(a) of Form 8-K have not been filed with this Current Report on Form 8-K. The Company will file such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)     Pro Forma Financial Information.

The unaudited pro forma consolidated financial information required by Item 9.01(b) of Form 8-K has not been filed with this Current Report on Form 8-K. The Company will file such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)     Exhibits    The following exhibits are filed herewith:

99.1    Press release of Virtus Investment Partners, Inc., dated March 2, 2026.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	March 2, 2026	By:	/s/ Andra C. Purkalitis
		Name:	Andra C. Purkalitis
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary